SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 29, 2003


                       RENEGADE VENTURE (NEV.) CORPORATION
                       -----------------------------------
             (Exact name of registrant as specified in its charter)



         Nevada                        33-30476-D               84-1108499
         ------                        ----------               ----------
(State or other Jurisdiction      (Commission File No.)        (IRS Employer
     of Incorporation)                                       Identification No.)

                             6901 South Park Avenue
                              Tucson, Arizona 85706
                              ---------------------
        (Address of Registrant's Principal Executive Offices) (Zip Code)

                                 (520) 294-3481
                                 --------------
              (Registrant's telephone number, including area code)

Item 5. Other Events.

     As of July 21, 2003, the Board of Directors of Renegade Ventures (Nev.) Corporation (the "Company") approved employment agreements with Ian Herman, its Chief Executive Officer, and John B. Sawyer, its Chief Operations Officer and President. As of August 29, 2003, the Board of Directors approved revisions to the employment agreements. The restated employment agreements provide for a grant of 500,000 shares of fully vested common stock each to Messrs. Herman and Sawyer. In addition, each restated employment agreement provides for a grant of 2,000,000 shares of common stock, subject to vesting, each to Messrs. Herman and Sawyer. The restated employment agreements were approved by holders of a majority of the outstanding shares of the Company's common stock as of August 29, 2003. The restated employment agreements and stock grants are effective as of July 21, 2003. The Company is in the process of providing notice of this action to all shareholders pursuant to Rule 14c-2 as promulgated under the Securities Exchange Act of 1934.

Item 7. Financial Statements and Exhibits

        Exhibit  Description
        -------  -----------

        10.11 Restated Employment Agreement dated August 28, 2003 to be effective as of July 21, 2003 by and between Renegade Venture (Nev.) Corporation and Ian Herman

        10.12 Restated Employment Agreement dated August 28, 2003 to be effective as of July 21, 2003 by and between Renegade Venture (Nev.) Corporation and John B. Sawyer



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          RENEGADE VENTURE (NEV.) CORPORATION


                                           By: /s/  Ian Herman
                                              ----------------------------------
                                             Ian Herman, Chief Executive Officer
Dated: September 10, 2003

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